ICI MUTUAL INSURANCE COMPANY,
                             a Risk Retention Group

                                 1401 H St. NW
                              Washington, DC 20005

                        INVESTMENT COMPANY BLANKET BOND

                         ICI MUTUAL INSURANCE COMPANY,
                             a Risk Retention Group
                                 1401 H St. NW
                              Washington, DC 20005

                                  DECLARATIONS

                                     NOTICE

This policy is issued by your risk retention group. Your risk retention group may not be subject to all of the insurance laws and regulations of your state. State insurance insolvency guaranty funds are not available for your risk retention group.

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Item 1.   Name of Insured (the "Insured")                           Bond Number:
          First Trust Exchange-Traded Fund                             99516119B

          Principal Office:                    Mailing Address:
          120 East Liberty Drive, Suite 400    120 East Liberty Drive, Suite 400
          Wheaton, IL 60187                    Wheaton, IL 60187

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Item 2.   Bond Period: from 12:01 a.m. on October 9, 2019, to 12:01 a.m. on
          October 9, 2020, or the earlier effective date of the termination of this Bond, standard time at the Principal Office as to each of said dates.

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Item 3.   Limit of Liability--
          Subject to Sections 9, 10 and 12 hereof:

                                                                                    LIMIT OF         DEDUCTIBLE
                                                                                    LIABILITY          AMOUNT
          Insuring Agreement A-     FIDELITY                                       $33,000,000         $50,000
          Insuring Agreement B-     AUDIT EXPENSE                                      $50,000         $10,000
          Insuring Agreement C-     ON PREMISES                                    $33,000,000         $50,000
          Insuring Agreement D-     IN TRANSIT                                     $33,000,000         $50,000
          Insuring Agreement E-     FORGERY OR ALTERATION                          $33,000,000         $50,000
          Insuring Agreement F-     SECURITIES                                     $33,000,000         $50,000
          Insuring Agreement G-     COUNTERFEIT CURRENCY                           $33,000,000         $50,000
          Insuring Agreement H-     UNCOLLECTIBLE ITEMS OF DEPOSIT                     $25,000          $5,000
          Insuring Agreement I-     PHONE/ELECTRONIC TRANSACTIONS                  Not Covered     Not Covered

          If "Not Covered" is inserted opposite any Insuring Agreement above, such Insuring Agreement and any reference thereto shall be deemed to be deleted from this Bond.

          OPTIONAL INSURING AGREEMENTS ADDED BY RIDER:
          Insuring Agreement J-     COMPUTER SECURITY                              $33,000,000         $50,000
          Insuring Agreement M-     SOCIAL ENGINEERING FRAUD                        $1,000,000         $50,000

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Item 4.   Offices or Premises Covered--All the Insured's offices or other premises in existence at the time this Bond becomes effective are covered under this Bond, except the offices or other premises excluded by Rider. Offices or other premises acquired or established after the effective date of this Bond are covered subject to the terms of General Agreement A.

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Item 5.   The liability of ICI Mutual Insurance Company, a Risk Retention Group
          (the "Underwriter") is subject to the terms of the following Riders attached hereto:

          Riders:        1-2-3-4-5-6-7-8-9-10-11-12

          and of all Riders applicable to this Bond issued during the Bond
          Period.

================================================================================


By:  /S/ Swenitha Nalli                       By: /S/ Catherine Dalton
     ------------------------------               ------------------------------
     Authorized Representative                    Authorized Representative

                                                                     Bond (6/18)

                        INVESTMENT COMPANY BLANKET BOND

                                     NOTICE

This policy is issued by your risk retention group. Your risk retention group may not be subject to all of the insurance laws and regulations of your state. State insurance insolvency guaranty funds are not available for your risk retention group.

ICI Mutual Insurance Company, a Risk Retention Group (the "Underwriter"), in consideration of an agreed premium, and in reliance upon the Application and all other information furnished to the Underwriter by the Insured, and subject to and in accordance with the Declarations, General Agreements, Provisions, Conditions and Limitations and other terms of this bond (including all riders hereto) ("Bond"), to the extent of the Limit of Liability and subject to the Deductible Amount, agrees to indemnify the Insured for the loss, as described in the Insuring Agreements, sustained by the Insured at any time but discovered during the Bond Period.


                              INSURING AGREEMENTS

A.    FIDELITY

      Loss resulting directly from any Dishonest or Fraudulent Act committed by an Employee, committed anywhere and whether committed alone or in collusion with other persons (whether or not Employees), during the time such Employee has the status of an Employee as defined herein, and even if such loss is not discovered until after he or she ceases to be an Employee; and EXCLUDING loss covered under Insuring Agreement B.

B.    AUDIT EXPENSE

      Expense incurred by the Insured for that part of the costs of audits or examinations required by any governmental regulatory authority or Self-Regulatory Organization to be conducted by such authority or Organization or by an independent accountant or other person, by reason of the discovery of loss sustained by the Insured and covered by this Bond.

C.    ON PREMISES

      Loss of Property resulting directly from any Mysterious Disappearance, or any Dishonest or Fraudulent Act committed by a person physically present in an office or on the premises of the Insured at the time the Property is surrendered, while the Property is (or reasonably supposed or believed by the Insured to be) lodged or deposited within the Insured's offices or premises located anywhere, except those offices excluded by Rider; and EXCLUDING loss covered under Insuring Agreement A.

D.    IN TRANSIT

      Loss of Property resulting directly from any Mysterious Disappearance or Dishonest or Fraudulent Act while the Property is physically (not electronically) in transit anywhere in the custody of any person authorized by an Insured to act as a messenger, except while in the mail or with a carrier for hire (other than a Security Company); and EXCLUDING loss covered under Insuring Agreement A. Property is "in transit" beginning immediately upon receipt of such Property by the transporting person and ending immediately upon delivery to the designated recipient or its agent, but only while the Property is being conveyed.


                                       2                             Bond (6/18)

E.    FORGERY OR ALTERATION

      Loss resulting directly from the Insured having, in good faith, paid or transferred any Property in reliance upon any Written, Original:

      (1) bills of exchange, checks, drafts, or other written orders or directions to pay sums certain in money, acceptances, certificates of deposit, due bills, money orders, warrants, orders upon public treasuries, or letters of credit; or

      (2) instructions, requests or applications directed to the Insured, authorizing or acknowledging the transfer, payment, redemption, delivery or receipt of money or Property, or giving notice of any bank account (provided such instructions or requests or applications purport to have been signed or endorsed by (a) any customer of the Insured, or (b) any shareholder of or subscriber to shares issued by any Investment Company, or (c) any financial or banking institution or stockbroker, and further provided such instructions, requests, or applications either bear the forged signature or endorsement or have been altered without the knowledge and consent of such customer, such shareholder or subscriber to shares issued by an Investment Company, or such financial or banking institution or stockbroker); or

      (3) withdrawal orders or receipts for the withdrawal of Property, or receipts or certificates of deposit for Property and bearing the name of the Insured as issuer or of another Investment Company for which the Insured acts as agent;

      which bear (a) a Forgery, or (b) an Alteration, but only to the extent that the Forgery or Alteration directly causes the loss.

      Actual physical possession by the Insured or its authorized representative of the items listed in (1) through (3) above is a condition precedent to the Insured having relied upon the items.

      This Insuring Agreement E does not cover loss caused by Forgery or Alteration of Securities or loss covered under Insuring Agreement A.

F.    SECURITIES

      Loss resulting directly from the Insured, in good faith, in the ordinary course of business, and in any capacity whatsoever, whether for its own account or for the account of others, having acquired, accepted or received, or sold or delivered, or given any value, extended any credit or assumed any liability in reliance on any Written, Original Securities, where such loss results from the fact that such Securities prove to:

      (1) be Counterfeit, but only to the extent that the Counterfeit directly causes the loss, or

      (2)   be lost or stolen, or

      (3) contain a Forgery or Alteration, but only to the extent the Forgery or Alteration directly causes the loss,

      and notwithstanding whether or not the act of the Insured causing such loss violated the constitution, by-laws, rules, or regulations of any Self-Regulatory Organization, whether or not the Insured was a member thereof.


                                       3                             Bond (6/18)

      This Insuring Agreement F does not cover loss covered under Insuring Agreement A.

      Actual physical possession by the Insured or its authorized representative of the Securities is a condition precedent to the Insured having relied upon the Securities.

G.    COUNTERFEIT CURRENCY

      Loss resulting directly from the receipt by the Insured, in good faith of any Counterfeit Currency.

      This Insuring Agreement G does not cover loss covered under Insuring Agreement A.

H.    UNCOLLECTIBLE ITEMS OF DEPOSIT

      Loss resulting directly from the payment of dividends, issuance of Fund shares or redemptions or exchanges permitted from an account with the Fund as a consequence of

      (1) uncollectible Items of Deposit of a Fund's customer, shareholder or subscriber credited by the Insured or its agent to such person's Fund account, or

      (2) any Item of Deposit processed through an automated clearing house which is reversed by a Fund's customer, shareholder or subscriber and is deemed uncollectible by the Insured;

      PROVIDED, that (a) Items of Deposit shall not be deemed uncollectible until the Insured's collection procedures have failed, (b) exchanges of shares between Funds with exchange privileges shall be covered hereunder only if all such Funds are insured by the Underwriter for uncollectible Items of Deposit, and (c) the Insured Fund shall have implemented and maintained a policy to hold Items of Deposit for the minimum number of days stated in its Application (as amended from time to time) before paying any dividend or permitting any withdrawal with respect to such Items of Deposit (other than exchanges between Funds). Regardless of the number of transactions between Funds in an exchange program, the minimum number of days an Item of Deposit must be held shall begin from the date the Item of Deposit was first credited to any Insured Fund.

      This Insuring Agreement H does not cover loss covered under Insuring Agreement A.

I.    PHONE/ELECTRONIC TRANSACTIONS

      Loss resulting directly from a Phone/Electronic Transaction, where the request for such Phone/Electronic Transaction:

      (1) is transmitted to the Insured or its agents by voice over the telephone or by Electronic Transmission; and

      (2) is made by an individual purporting to be a Fund shareholder or subscriber or an authorized agent of a Fund shareholder or subscriber; and

      (3) is unauthorized or fraudulent and is made with the manifest intent to deceive;

      PROVIDED, that the entity receiving such request generally maintains and follows during the Bond Period all Phone/Electronic Transaction Security Procedures with respect to all Phone/Electronic Transactions; and


                                       4                             Bond (6/18)

      EXCLUDING loss resulting from:

      (1)   the failure to pay for shares attempted to be purchased; or

      (2) any redemption of Investment Company shares which had been improperly credited to a shareholder's account where such shareholder (a) did not cause, directly or indirectly, such shares to be credited to such account, and (b) directly or indirectly received any proceeds or other benefit from such redemption; or

      (3) any redemption of shares issued by an Investment Company where the proceeds of such redemption were requested (i) to be paid or made payable to other than an Authorized Recipient or an Authorized Bank Account or (ii) to be sent to other than an Authorized Address;

      (4) the intentional failure to adhere to one or more Phone/Electronic Transaction Security Procedures; or

      (5) a Phone/Electronic Transaction request transmitted by electronic mail or transmitted by any method not subject to the Phone/Electronic Transaction Security Procedures; or

      (6) the failure or circumvention of any physical or electronic protection device, including any firewall, that imposes restrictions on the flow of electronic traffic in or out of any Computer System.

      This Insuring Agreement I does not cover loss covered under Insuring Agreement A, "Fidelity" or Insuring Agreement J, "Computer Security".


                               GENERAL AGREEMENTS

A.     ADDITIONAL OFFICES OR EMPLOYEES--CONSOLIDATION OR MERGER--NOTICE

      1. Except as provided in paragraph 2 below, this Bond shall apply to any additional office(s) established by the Insured during the Bond Period and to all Employees during the Bond Period, without the need to give notice thereof or pay additional premiums to the Underwriter for the Bond Period.

      2. If during the Bond Period an Insured Investment Company shall merge or consolidate with an institution in which such Insured is the surviving entity, or purchase substantially all the assets or capital stock of another institution, or acquire or create a separate investment portfolio, and shall within sixty (60) days notify the Underwriter thereof, then this Bond shall automatically apply to the Property and Employees resulting from such merger, consolidation, acquisition or creation from the date thereof; provided, that the Underwriter may make such coverage contingent upon the payment of an additional premium.

B.    WARRANTY

      No statement made by or on behalf of the Insured, whether contained in the Application or otherwise, shall be deemed to be an absolute warranty, but only a warranty that such statement is true to the best of the knowledge of the person responsible for such statement.


                                       5                             Bond (6/18)

C.    COURT COSTS AND ATTORNEYS' FEES

      The Underwriter will indemnify the Insured against court costs and reasonable attorneys' fees incurred and paid by the Insured in defense of any legal proceeding brought against the Insured seeking recovery for any loss which, if established against the Insured, would constitute a loss covered under the terms of this Bond; provided, however, that with respect to Insuring Agreement A this indemnity shall apply only in the event that:

      1. an Employee admits to having committed or is adjudicated to have committed a Dishonest or Fraudulent Act which caused the loss; or

      2. in the absence of such an admission or adjudication, an arbitrator or arbitrators acceptable to the Insured and the Underwriter concludes, after a review of an agreed statement of facts, that an Employee has committed a Dishonest or Fraudulent Act which caused the loss.

      The Insured shall promptly give notice to the Underwriter of any such legal proceeding and upon request shall furnish the Underwriter with copies of all pleadings and other papers therein. At the Underwriter's election the Insured shall permit the Underwriter to conduct the defense of such legal proceeding in the Insured's name, through attorneys of the Underwriter's selection. In such event, the Insured shall give all reasonable information and assistance which the Underwriter shall deem necessary to the proper defense of such legal proceeding.

      If the amount of the Insured's liability or alleged liability in any such legal proceeding is greater than the amount which the Insured would be entitled to recover under this Bond (other than pursuant to this General Agreement C), or if a Deductible Amount is applicable, or both, the indemnity liability of the Underwriter under this General Agreement C is limited to the proportion of court costs and attorneys' fees incurred and paid by the Insured or by the Underwriter that the amount which the Insured would be entitled to recover under this Bond (other than pursuant to this General Agreement C) bears to the sum of such amount plus the amount which the Insured is not entitled to recover. Such indemnity shall be in addition to the Limit of Liability for the applicable Insuring Agreement.

D.    INTERPRETATION

      This Bond shall be interpreted with due regard to the purpose of fidelity bonding under Rule 17g-1 under the Investment Company Act of 1940 (i.e., to protect innocent third parties from harm) and to the structure of the investment management industry (in which a loss of Property resulting from a cause described in any Insuring Agreement ordinarily gives rise to a potential legal liability on the part of the Insured), such that the term "loss" as used herein shall include an Insured's legal liability for direct compensatory damages resulting directly from a misappropriation, or measurable diminution in value, of Property.


                                       6                             Bond (6/18)

             THIS BOND, INCLUDING THE FOREGOING INSURING AGREEMENTS
              AND GENERAL AGREEMENTS, IS SUBJECT TO THE FOLLOWING
                    PROVISIONS, CONDITIONS AND LIMITATIONS:

SECTION 1. DEFINITIONS

The following terms used in this Bond shall have the meanings stated in this
Section:

A. "ALTERATION" means the marking, changing or altering in a material way of the terms, meaning or legal effect of a document with the intent to deceive.

B. "APPLICATION" means the Insured's application (and any attachments and materials submitted in connection therewith) furnished to the Underwriter for this Bond.

C. "AUTHORIZED ADDRESS" means (1) any Officially Designated address to which redemption proceeds may be sent, (2) any address designated in writing (not to include Electronic Transmission) by the Shareholder of Record and received by the Insured at least one (1) day prior to the effective date of such designation, or (3) any address designated by voice over the telephone or by Electronic Transmission by the Shareholder of Record at least 15 days prior to the effective date of such designation.

D. "AUTHORIZED BANK ACCOUNT" means any Officially Designated bank account to which redemption proceeds may be sent.

E. "AUTHORIZED RECIPIENT" means (1) the Shareholder of Record, or (2) any other Officially Designated person to whom redemption proceeds may be sent.

F. "COMPUTER SYSTEM" means (1) computers with related peripheral components, including storage components, (2) systems and applications software, (3) terminal devices, (4) related communications networks or customer communication systems, and (5) related electronic funds transfer systems; by which data or monies are electronically collected, transmitted, processed, stored or retrieved.

G. "COUNTERFEIT" means a Written imitation of an actual valid Original which is intended to deceive and to be taken as the Original.

H. "CRYPTOCURRENCY" means a digital or electronic medium of exchange, operating independently of a central bank, in which encryption techniques are used to regulate generation of units and to verify transfer of units from one person to another.

I. "CURRENCY" means a medium of exchange in current use authorized or adopted by a domestic or foreign government as part of its official currency.

J. "DEDUCTIBLE AMOUNT" means, with respect to any Insuring Agreement, the amount set forth under the heading "Deductible Amount" in Item 3 of the Declarations or in any Rider for such Insuring Agreement, applicable to each Single Loss covered by such Insuring Agreement.

K. "DEPOSITORY" means any "securities depository" (other than any foreign securities depository) in which an Investment Company may deposit its Securities in accordance with Rule 17f-4 under the Investment Company Act of 1940.


                                       7                             Bond (6/18)

L. "DISHONEST OR FRAUDULENT ACT" means any dishonest or fraudulent act, including "larceny and embezzlement" as defined in Section 37 of the Investment Company Act of 1940, committed with the conscious manifest intent (1) to cause the Insured to sustain a loss and (2) to obtain an improper financial benefit for the perpetrator or any other person or entity. A Dishonest or Fraudulent Act does not mean or include a reckless act, a negligent act, or a grossly negligent act. As used in this definition, "improper financial benefit" does not include any employee benefits received in the course of employment, including salaries, commissions, fees, bonuses, promotions, awards, profit sharing or pensions.

M. "ELECTRONIC TRANSMISSION" means any transmission effected by electronic means, including but not limited to a transmission effected by telephone tones, Telefacsimile, wireless device, or over the Internet.


N.    "Employee" means:

      (1) each officer, director, trustee, partner or employee of the Insured, and

      (2) each officer, director, trustee, partner or employee of any predecessor of the Insured whose principal assets are acquired by the Insured by consolidation or merger with, or purchase of assets or capital stock of, such predecessor, and

      (3) each attorney performing legal services for the Insured and each employee of such attorney or of the law firm of such attorney while performing services for the Insured, and

      (4) each student who is an authorized intern of the Insured, while in any of the Insured's offices, and

      (5)   each officer, director, trustee, partner or employee of

            (a)   an investment adviser,
            (b)   an underwriter (distributor),
            (c)   a transfer agent or shareholder accounting recordkeeper, or
            (d) an administrator authorized by written agreement to keep financial and/or other required records,

      for an Investment Company named as an Insured, BUT ONLY while (i) such officer, partner or employee is performing acts coming within the scope of the usual duties of an officer or employee of an Insured, or (ii) such officer, director, trustee, partner or employee is acting as a member of any committee duly elected or appointed to examine or audit or have custody of or access to the Property of the Insured, or (iii) such director or trustee (or anyone acting in a similar capacity) is acting outside the scope of the usual duties of a director or trustee; PROVIDED, that the term "Employee" shall not include any officer, director, trustee, partner or employee of a transfer agent, shareholder accounting recordkeeper or administrator (x) which is not an "affiliated person" (as defined in Section 2(a) of the Investment Company Act of 1940) of an Investment Company named as an Insured or of the adviser or underwriter of such Investment Company, or (y) which is a "Bank" (as defined in Section 2(a) of the Investment Company Act of 1940), and

      (6) each individual assigned, by contract or by any agency furnishing temporary personnel, in either case on a contingent or part-time basis, to perform the usual duties of an employee in any office of the Insured, and


                                       8                             Bond (6/18)

      (7) each individual assigned to perform the usual duties of an employee or officer of any entity authorized by written agreement with the Insured to perform services as electronic data processor of checks or other accounting records of the Insured, but excluding a processor which acts as transfer agent or in any other agency capacity for the Insured in issuing checks, drafts or securities, unless included under subsection (5) hereof, and

      (8)   each officer, partner or employee of

            (a)   any Depository or Exchange,
            (b) any nominee in whose name is registered any Security included in the systems for the central handling of securities established and maintained by any Depository, and
            (c) any recognized service company which provides clerks or other personnel to any Depository or Exchange on a contract basis,

      while such officer, partner or employee is performing services for any Depository in the operation of systems for the central handling of securities, and

      (9) in the case of an Insured which is an "employee benefit plan" (as defined in Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA")) for officers, directors or employees of another Insured ("In-House Plan"), any "fiduciary" or other "plan official" (within the meaning of Section 412 of ERISA) of such In-House Plan, provided that such fiduciary or other plan official is a director, partner, officer, trustee or employee of an Insured (other than an In-House Plan).

      Each employer of temporary personnel and each entity referred to in subsections (6) and (7) and their respective partners, officers and employees shall collectively be deemed to be one person for all the purposes of this Bond.

      Brokers, agents, independent contractors, or representatives of the same general character shall not be considered Employees, except as provided in subsections (3), (6), and (7).

O. "Exchange" means any national securities exchange registered under the Securities Exchange Act of 1934.

P. "Forgery" means the physical signing on a document of the name of another person with the intent to deceive. A Forgery may be by means of mechanically reproduced facsimile signatures as well as handwritten signatures. Forgery does not include the signing of an individual's own name, regardless of such individual's authority, capacity or purpose.

Q.    "Items of Deposit" means one or more checks or drafts.

R. "Investment Company" or "Fund" means an investment company registered under the Investment Company Act of 1940.

S. "Limit of Liability" means, with respect to any Insuring Agreement, the limit of liability of the Underwriter for any Single Loss covered by such Insuring Agreement as set forth under the heading "Limit of Liability" in
      Item 3 of the Declarations or in any Rider for such Insuring Agreement.

T. "Mysterious Disappearance" means any disappearance of Property which, after a reasonable investigation has been conducted, cannot be explained.


                                       9                             Bond (6/18)

U. "Non-Fund" means any corporation, business trust, partnership, trust or other entity which is not an Investment Company.

V.    "Officially Designated" means designated by the Shareholder of Record:

      (1)   in the initial account application,

      (2)   in writing accompanied by a signature guarantee, or

      (3) in writing or by Electronic Transmission, where such designation is verified via a callback to the Shareholder of Record by the Insured at a predetermined telephone number provided by the Shareholder of Record to the Insured in writing at least 30 days prior to such callback.

W. "Original" means the first rendering or archetype and does not include photocopies or electronic transmissions even if received and printed.

X. "Phone/Electronic Transaction" means any (1) redemption of shares issued by an Investment Company, (2) election concerning dividend options available to Fund shareholders, (3) exchange of shares in a registered account of one Fund into shares in an identically registered account of another Fund in the same complex pursuant to exchange privileges of the two Funds, or (4) purchase of shares issued by an Investment Company, which redemption, election, exchange or purchase is requested by voice over the telephone or through an Electronic Transmission.

Y. "Phone/Electronic Transaction Security Procedures" means security procedures for Phone/ Electronic Transactions as set forth in the Application and/or as otherwise provided in writing to the Underwriter.

Z. "Property" means the following tangible items: money, postage and revenue stamps, precious metals, Securities, bills of exchange, acceptances, checks, drafts, or other written orders or directions to pay sums certain in money, certificates of deposit, due bills, money orders, letters of credit, financial futures contracts, conditional sales contracts, abstracts of title, insurance policies, deeds, mortgages, and assignments of any of the foregoing, and other valuable papers, including books of account and other records used by the Insured in the conduct of its business, and all other instruments similar to or in the nature of the foregoing (but excluding all data processing records), (1) in which the Insured has a legally cognizable interest, (2) in which the Insured acquired or should have acquired such an interest by reason of a predecessor's declared financial condition at the time of the Insured's consolidation or merger with, or purchase of the principal assets of, such predecessor or (3) which are held by the Insured for any purpose or in any capacity.

AA. "Securities" means original negotiable or non-negotiable agreements or instruments which represent an equitable or legal interest, ownership or debt (including stock certificates, bonds, promissory notes, and assignments thereof), which are in the ordinary course of business transferable by physical delivery with appropriate endorsement or assignment. "Securities" does not include bills of exchange, acceptances, certificates of deposit, checks, drafts, or other written orders or directions to pay sums certain in money, due bills, money orders, or letters of credit.

BB. "Security Company" means an entity which provides or purports to provide the transport of Property by secure means, including, without limitation, by use of armored vehicles or guards.


                                       10                            Bond (6/18)

CC. "Self-Regulatory Organization" means any association of investment advisers or securities dealers registered under the federal securities laws, or any Exchange.

DD. "Shareholder of Record" A. means the record owner of shares issued by an Investment Company or, in the case of joint ownership of such shares, all record owners, as designated (1) in the initial account application, or
      (2) in writing accompanied by a signature guarantee, or (3) pursuant to procedures as set forth in the Application and/or as otherwise provided in writing to the Underwriter.

EE.   "Single Loss" means:

      (1)   all loss caused by any one act (other than a Dishonest or Fraudulent
            Act) committed by one person, or

      (2) all loss caused by Dishonest or Fraudulent Acts committed by one person, or

      (3) all expenses incurred with respect to any one audit or examination, or

      (4) all loss caused by any one occurrence or event other than those specified in subsections (1) through (3) above.

      All acts or omissions of one or more persons which directly or indirectly aid or, by failure to report or otherwise, permit the continuation of an act referred to in subsections (1) and (2) above of any other person shall be deemed to be the acts of such other person for purposes of this subsection.

      All acts or occurrences or events which have as a common nexus any fact, circumstance, situation, transaction or series of facts, circumstances, situations, or transactions shall be deemed to be one act, one occurrence, or one event.

FF. "Telefacsimile" means a system of transmitting and reproducing fixed graphic material (as, for example, printing) by means of signals transmitted over telephone lines or over the Internet.

GG. "Written" means expressed through letters or marks placed upon paper and visible to the eye.

SECTION 2. EXCLUSIONS

THIS BOND DOES NOT COVER:

A. Loss resulting from (1) riot or civil commotion outside the United States of America and Canada, or (2) war, revolution, insurrection, action by armed forces, or usurped power, wherever occurring; except if such loss occurs while the Property is in transit, is otherwise covered under Insuring Agreement D, and when such transit was initiated, the Insured or any person initiating such transit on the Insured's behalf had no knowledge of such riot, civil commotion, war, revolution, insurrection, action by armed forces, or usurped power.

B. Loss in time of peace or war resulting from nuclear fission or fusion or radioactivity, or biological or chemical agents or hazards, or fire, smoke, or explosion, or the effects of any of the foregoing.

C. Loss resulting from any Dishonest or Fraudulent Act committed by any person while acting in the capacity of a member of the Board of Directors or any equivalent body of the Insured or of any other entity.


                                       11                            Bond (6/18)

D. Loss resulting from any nonpayment or other default of any loan or similar transaction made by the Insured or any of its partners, directors, officers or employees, whether or not authorized and whether procured in good faith or through a Dishonest or Fraudulent Act, unless such loss is otherwise covered under Insuring Agreement A, E, or F.

E. Loss resulting from any violation by the Insured or by any Employee of any law, or any rule or regulation pursuant thereto or adopted by a Self-Regulatory Organization, regulating the issuance, purchase or sale of securities, securities transactions upon security exchanges or over the counter markets, Investment Companies, or investment advisers, unless such loss, in the absence of such law, rule or regulation, would be covered under Insuring Agreement A, E, or F.

F. Loss resulting from Property that is the object of a Dishonest or Fraudulent Act or Mysterious Disappearance while in the custody of any Security Company, unless such loss is covered under this Bond and is in excess of the amount recovered or received by the Insured under (1) the Insured's contract with such Security Company, and (2) insurance or indemnity of any kind carried by such Security Company for the benefit of, or otherwise available to, users of its service, in which case this Bond shall cover only such excess, subject to the applicable Limit of Liability and Deductible Amount.

G. Potential income, including but not limited to interest and dividends, not realized by the Insured because of a loss covered under this Bond, except when covered under Insuring Agreement H.

H. Loss in the form of (1) damages of any type for which the Insured is legally liable, except direct compensatory damages, or (2) taxes, fines, or penalties, including without limitation two-thirds of treble damage awards pursuant to judgments under any statute or regulation.

I. Loss resulting from the surrender of Property away from an office of the Insured as a result of kidnap, ransom, or extortion, or a threat

      (1) to do bodily harm to any person, except where the Property is in transit in the custody of any person acting as messenger as a result of a threat to do bodily harm to such person, if the Insured had no knowledge of such threat at the time such transit was initiated, or

      (2)   to do damage to the premises or Property of the Insured,

      unless such loss is otherwise covered under Insuring Agreement A.

J. All costs, fees, and other expenses incurred by the Insured in establishing the existence of or amount of loss covered under this Bond, except to the extent certain audit expenses are covered under Insuring Agreement B.

K. Loss resulting from payments made to or withdrawals from any account, involving funds erroneously credited to such account, unless such loss is otherwise covered under Insuring Agreement A.

L. Loss resulting from uncollectible Items of Deposit which are drawn upon a financial institution outside the United States of America, its territories and possessions, or Canada.

M. Loss resulting from the Dishonest or Fraudulent Acts or other acts or omissions of an Employee primarily engaged in the sale of shares issued by an Investment Company to persons other than (1) a person registered as a broker under the Securities Exchange Act of 1934 or (2) an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, which is not an individual.


                                       12                            Bond (6/18)

N. Loss resulting from the use of credit, debit, charge, access, convenience, identification, cash management or other cards, whether such cards were issued or purport to have been issued by the Insured or by anyone else, unless such loss is otherwise covered under Insuring Agreement A.

O. Loss resulting from any purchase, redemption or exchange of securities issued by an Investment Company or other Insured, or any other instruction, request, acknowledgement, notice or transaction involving securities issued by an Investment Company or other Insured or the dividends in respect thereof, when any of the foregoing is requested, authorized or directed or purported to be requested, authorized or directed by voice over the telephone or by Electronic Transmission, unless such loss is otherwise covered under Insuring Agreement A or Insuring Agreement I.

P. Loss resulting from any Dishonest or Fraudulent Act or committed by an Employee as defined in Section 1.N(2), unless such loss (1) could not have been reasonably discovered by the due diligence of the Insured at or prior to the time of acquisition by the Insured of the assets acquired from a predecessor, and (2) arose out of a lawsuit or valid claim brought against the Insured by a person unaffiliated with the Insured or with any person affiliated with the Insured.

Q. Loss resulting from the unauthorized entry of data into, or the deletion or destruction of data in, or the change of data elements or programs within, any Computer System, unless such loss is otherwise covered under Insuring Agreement A.

R. Loss resulting from the theft, disappearance, destruction, disclosure, or unauthorized use of confidential or personal information (including, but not limited to, trade secrets, personal shareholder or client information, shareholder or client lists, personally identifiable financial or medical information, intellectual property, or any other type of non-public information), whether such information is owned by the Insured or held by the Insured in any capacity (including concurrently with another person); provided, however, this exclusion shall not apply to loss arising out of the use of such information to support or facilitate the commission of an act otherwise covered by this Bond.

S. All costs, fees, and other expenses arising from a data security breach or incident, including, but not limited to, forensic audit expenses, fines, penalties, expenses to comply with federal and state laws and expenses related to notifying affected individuals.

T.    Loss resulting from vandalism or malicious mischief.

U. Loss resulting from the theft, disappearance, or destruction of Cryptocurrency or from the change in value of Cryptocurrency, unless such loss (1) is sustained by any investment company registered under the Investment Company Act of 1940 that is named as an Insured and (2) is otherwise covered under Insuring Agreement A.

SECTION 3. ASSIGNMENT OF RIGHTS

      Upon payment to the Insured hereunder for any loss, the Underwriter shall be subrogated to the extent of such payment to all of the Insured's rights and claims in connection with such loss; provided, however, that the Underwriter shall not be subrogated to any such rights or claims one named Insured under this Bond may have against another named Insured under this Bond. At the request of the Underwriter, the Insured shall execute all assignments or other documents and take such action as the Underwriter may deem necessary or desirable to secure and perfect such rights and claims, including the execution of documents necessary to enable the Underwriter to bring suit in the name of the Insured.


                                       13                            Bond (6/18)

      Assignment of any rights or claims under this Bond shall not bind the Underwriter without the Underwriter's written consent.

SECTION 4. LOSS--NOTICE--PROOF--LEGAL PROCEEDINGS

      This Bond is for the use and benefit only of the Insured and the Underwriter shall not be liable hereunder to anyone other than the Insured. As soon as practicable and not more than sixty (60) days after discovery of any loss covered hereunder, the Insured shall give the Underwriter written notice thereof and, as soon as practicable and within one year after such discovery, shall also furnish to the Underwriter affirmative proof of loss with full particulars. The Underwriter may extend the sixty-day notice period or the one-year proof of loss period if the Insured requests an extension and shows good cause therefor.

      The Insured shall provide the Underwriter with such information, assistance, and cooperation as the Underwriter may reasonably request.

      See also General Agreement C (Court Costs and Attorneys' Fees).

      The Underwriter shall not be liable hereunder for loss of Securities unless each of the Securities is identified in such proof of loss by a certificate or bond number or by such identification means as the Underwriter may require. The Underwriter shall have a reasonable period after receipt of a proper affirmative proof of loss within which to investigate the claim, but where the Property is Securities and the loss is clear and undisputed, settlement shall be made within forty-eight (48) hours even if the loss involves Securities of which duplicates may be obtained.

      The Insured shall not bring legal proceedings against the Underwriter to recover any loss hereunder prior to sixty (60) days after filing such proof of loss or subsequent to twenty-four (24) months after the discovery of such loss or, in the case of a legal proceeding to recover hereunder on account of any judgment against the Insured in or settlement of any suit mentioned in General Agreement C or to recover court costs or attorneys' fees paid in any such suit, twenty-four (24) months after the date of the final judgment in or settlement of such suit. If any limitation in this Bond is prohibited by any applicable law, such limitation shall be deemed to be amended to be equal to the minimum period of limitation permitted by such law.

      Notice hereunder shall be given to Manager, Professional Liability Claims, ICI Mutual Insurance Company, RRG, 1401 H St. NW, Washington, DC 20005.

SECTION 5. DISCOVERY

      For all purposes under this Bond, a loss is discovered, and discovery of a loss occurs, when the Insured

      (1)   becomes aware of facts, or

      (2) receives notice of an actual or potential claim by a third party which alleges that the Insured is liable under circumstances,

      which would cause a reasonable person to assume that a loss of a type covered by this Bond has been or is likely to be incurred, regardless of when the act or acts causing or contributing to such loss occurred, even though the exact amount or details of the loss may not be known.


                                       14                            Bond (6/18)

SECTION 6. VALUATION OF PROPERTY

      For the purpose of determining the amount of any loss hereunder, the value of any Property shall be the market value of such Property at the close of business on the first business day before the discovery of such loss; except that

      (1) the value of any Property replaced by the Insured prior to the payment of a claim therefor shall be the actual market value of such Property at the time of replacement, but not in excess of the market value of such Property on the first business day before the discovery of the loss of such Property;

      (2) the value of Securities which must be produced to exercise subscription, conversion, redemption or deposit privileges shall be the market value of such privileges immediately preceding the expiration thereof if the loss of such Securities is not discovered until after such expiration, but if there is no quoted or other ascertainable market price for such Property or privileges referred to in clauses (1) and (2), their value shall be fixed by agreement between the parties or by arbitration before an arbitrator or arbitrators acceptable to the parties; and

      (3) the value of books of accounts or other records used by the Insured in the conduct of its business shall be limited to the actual cost of blank books, blank pages or other materials if the books or records are reproduced plus the cost of labor for the transcription or copying of data furnished by the Insured for reproduction.

SECTION 7. LOST SECURITIES

      The maximum liability of the Underwriter hereunder for lost Securities shall be the payment for, or replacement of, such Securities having an aggregate value not to exceed the applicable Limit of Liability. If the Underwriter shall make payment to the Insured for any loss of Securities, the Insured shall assign to the Underwriter all of the Insured's right, title and interest in and to such Securities. In lieu of such payment, the Underwriter may, at its option, replace such lost Securities, and in such case the Insured shall cooperate to effect such replacement. To effect the replacement of lost Securities, the Underwriter may issue or arrange for the issuance of a lost instrument bond. If the value of such Securities does not exceed the applicable Deductible Amount (at the time of the discovery of the loss), the Insured will pay the usual premium charged for the lost instrument bond and will indemnify the issuer of such bond against all loss and expense that it may sustain because of the issuance of such bond.

      If the value of such Securities exceeds the applicable Deductible Amount (at the time of discovery of the loss), the Insured will pay a proportion of the usual premium charged for the lost instrument bond, equal to the percentage that the applicable Deductible Amount bears to the value of such Securities upon discovery of the loss, and will indemnify the issuer of such bond against all loss and expense that is not recovered from the Underwriter under the terms and conditions of this Bond, subject to the applicable Limit of Liability.

SECTION 8. SALVAGE

      If any recovery is made, whether by the Insured or the Underwriter, on account of any loss within the applicable Limit of Liability hereunder, the Underwriter shall be entitled to the full amount of such recovery to reimburse the Underwriter for all amounts paid hereunder with respect to such loss. If any recovery is made, whether by the Insured or the Underwriter, on account of any loss in excess of the applicable Limit of Liability hereunder plus the Deductible Amount applicable to such loss from any source other than suretyship, insurance, reinsurance, security or indemnity taken by or for the benefit of the Underwriter, the amount of such recovery, net of the actual costs and expenses of recovery, shall


                                       15                            Bond (6/18)
      be applied to reimburse the Insured in full for the portion of such loss in excess of such Limit of Liability, and the remainder, if any, shall be paid first to reimburse the Underwriter for all amounts paid hereunder with respect to such loss and then to the Insured to the extent of the portion of such loss within the Deductible Amount. The Insured shall execute all documents which the Underwriter deems necessary or desirable to secure to the Underwriter the rights provided for herein.

SECTION 9. NON-REDUCTION AND NON-ACCUMULATION OF LIABILITY AND TOTAL LIABILITY

      Prior to its termination, this Bond shall continue in force up to the Limit of Liability for each Insuring Agreement for each Single Loss, notwithstanding any previous loss (other than such Single Loss) for which the Underwriter may have paid or be liable to pay hereunder; PROVIDED, however, that regardless of the number of years this Bond shall continue in force and the number of premiums which shall be payable or paid, the liability of the Underwriter under this Bond with respect to any Single Loss shall be limited to the applicable Limit of Liability irrespective of the total amount of such Single Loss and shall not be cumulative in amounts from year to year or from period to period.

SECTION 10. MAXIMUM LIABILITY OF UNDERWRITER; OTHER BONDS OR POLICIES

      The maximum liability of the Underwriter for any Single Loss covered by any Insuring Agreement under this Bond shall be the Limit of Liability applicable to such Insuring Agreement, subject to the applicable Deductible Amount and the other provisions of this Bond. Recovery for any Single Loss may not be made under more than one Insuring Agreement. If any Single Loss covered under this Bond is recoverable or recovered in whole or in part because of an unexpired discovery period under any other bonds or policies issued by the Underwriter to the Insured or to any predecessor in interest of the Insured, the maximum liability of the Underwriter shall be the greater of either (1) the applicable Limit of Liability under this Bond, or (2) the maximum liability of the Underwriter under such other bonds or policies.

SECTION 11. OTHER INSURANCE

      Notwithstanding anything to the contrary herein, if any loss covered by this Bond shall also be covered by other insurance or suretyship for the benefit of the Insured, the Underwriter shall be liable hereunder only for the portion of such loss in excess of the amount recoverable under such other insurance or suretyship, but not exceeding the applicable Limit of Liability of this Bond.


SECTION 12. DEDUCTIBLE AMOUNT

      The Underwriter shall not be liable under any Insuring Agreement unless the amount of the loss covered thereunder, after deducting the net amount of all reimbursement and/or recovery received by the Insured with respect to such loss (other than from any other bond, suretyship or insurance policy or as an advance by the Underwriter hereunder) shall exceed the applicable Deductible Amount; in such case the Underwriter shall be liable only for such excess, subject to the applicable Limit of Liability and the other terms of this Bond.

      No Deductible Amount shall apply to any loss covered under Insuring Agreement A sustained by any Investment Company named as an Insured.


                                       16                            Bond (6/18)

SECTION 13. TERMINATION

      The Underwriter may terminate this Bond as to any Insured or all Insureds only by written notice to such Insured or Insureds and, if this Bond is terminated as to any Investment Company, to each such Investment Company terminated thereby and to the Securities and Exchange Commission, Washington, D.C., in all cases not less than sixty (60) days prior to the effective date of termination specified in such notice.

      The Insured may terminate this Bond only by written notice to the Underwriter not less than sixty (60) days prior to the effective date of the termination specified in such notice. Notwithstanding the foregoing, when the Insured terminates this Bond as to any Investment Company, the effective date of termination shall be not less than sixty (60) days from the date the Underwriter provides written notice of the termination to each such Investment Company terminated thereby and to the Securities and Exchange Commission, Washington, D.C.

      This Bond will terminate as to any Insured that is a Non-Fund immediately and without notice upon (1) the takeover of such Insured's business by any State or Federal official or agency, or by any receiver or liquidator, or
      (2) the filing of a petition under any State or Federal statute relative to bankruptcy or reorganization of the Insured, or assignment for the benefit of creditors of the Insured.

      Premiums are earned until the effective date of termination. The Underwriter shall refund the unearned premium computed at short rates in accordance with the Underwriter's standard short rate cancellation tables if this Bond is terminated by the Insured or pro rata if this Bond is terminated by the Underwriter.

      Upon the detection by any Insured that an Employee has committed any Dishonest or Fraudulent Act(s), the Insured shall immediately remove such Employee from a position that may enable such Employee to cause the Insured to suffer a loss by any subsequent Dishonest or Fraudulent Act(s). The Insured, within two (2) business days of such detection, shall notify the Underwriter with full and complete particulars of the detected Dishonest or Fraudulent Act(s).

      For purposes of this section, detection occurs when any partner, officer, or supervisory employee of any Insured, who is not in collusion with such Employee, becomes aware that the Employee has committed any Dishonest or Fraudulent Act(s).

      This Bond shall terminate as to any Employee by written notice from the Underwriter to each Insured and, if such Employee is an Employee of an Insured Investment Company, to the Securities and Exchange Commission, in all cases not less than sixty (60) days prior to the effective date of termination specified in such notice.


SECTION 14. RIGHTS AFTER TERMINATION

      At any time prior to the effective date of termination of this Bond as to any Insured, such Insured may, by written notice to the Underwriter, elect to purchase the right under this Bond to an additional period of twelve
      (12) months within which to discover loss sustained by such Insured prior to the effective date of such termination and shall pay an additional premium therefor as the Underwriter may require.

      Such additional discovery period shall terminate immediately and without notice upon the takeover of such Insured's business by any State or Federal official or agency, or by any receiver or liquidator. Promptly after such termination the Underwriter shall refund to the Insured any unearned premium.


                                       17                            Bond (6/18)

      The right to purchase such additional discovery period may not be exercised by any State or Federal official or agency, or by any receiver or liquidator, acting or appointed to take over the Insured's business.

SECTION 15. CENTRAL HANDLING OF SECURITIES

      The Underwriter shall not be liable for loss in connection with the central handling of securities within the systems established and maintained by any Depository ("Systems"), unless the amount of such loss exceeds the amount recoverable or recovered under any bond or policy or participants' fund insuring the Depository against such loss (the "Depository's Recovery"); in such case the Underwriter shall be liable hereunder only for the Insured's share of such excess loss, subject to the applicable Limit of Liability, the Deductible Amount and the other terms of this Bond.

      For determining the Insured's share of such excess loss, (1) the Insured shall be deemed to have an interest in any certificate representing any security included within the Systems equivalent to the interest the Insured then has in all certificates representing the same security included within the Systems; (2) the Depository shall have reasonably and fairly apportioned the Depository's Recovery among all those having an interest as recorded by appropriate entries in the books and records of the Depository in Property involved in such loss, so that each such interest shall share in the Depository's Recovery in the ratio that the value of each such interest bears to the total value of all such interests; and (3) the Insured's share of such excess loss shall be the amount of the Insured's interest in such Property in excess of the amount(s) so apportioned to the Insured by the Depository.

      This Bond does not afford coverage in favor of any Depository or Exchange or any nominee in whose name is registered any security included within the Systems.

SECTION 16. ADDITIONAL COMPANIES INCLUDED AS INSURED

      If more than one entity is named as the Insured:

      A. the total liability of the Underwriter hereunder for each Single Loss shall not exceed the Limit of Liability which would be applicable if there were only one named Insured, regardless of the number of Insured entities which sustain loss as a result of such Single Loss,

      B. the Insured first named in Item 1 of the Declarations shall be deemed authorized to make, adjust, and settle, and receive and enforce payment of, all claims hereunder as the agent of each other Insured for such purposes and for the giving or receiving of any notice required or permitted to be given hereunder; provided, that the Underwriter shall promptly furnish each named Insured Investment Company with (1) a copy of this Bond and any amendments thereto, (2) a copy of each formal filing of a claim hereunder by any other Insured, and (3) notification of the terms of the settlement of each such claim prior to the execution of such settlement,

      C. the Underwriter shall not be responsible or have any liability for the proper application by the Insured first named in Item 1 of the Declarations of any payment made hereunder to the first named Insured,

      D. for the purposes of Sections 4 and 13, knowledge possessed or discovery made by any partner, officer or supervisory Employee of any Insured shall constitute knowledge or discovery by every named Insured,


                                       18                            Bond (6/18)

      E. if the first named Insured ceases for any reason to be covered under this Bond, then the Insured next named shall thereafter be considered as the first named Insured for the purposes of this Bond, and

      F. each named Insured shall constitute "the Insured" for all purposes of this Bond.

SECTION 17. NOTICE AND CHANGE OF CONTROL

      Within thirty (30) days after learning that there has been a change in control of an Insured by transfer of its outstanding voting securities the Insured shall give written notice to the Underwriter of:

      A. the names of the transferors and transferees (or the names of the beneficial owners if the voting securities are registered in another name), and

      B. the total number of voting securities owned by the transferors and the transferees (or the beneficial owners), both immediately before and after the transfer, and

      C.    the total number of outstanding voting securities.

      As used in this Section, "control" means the power to exercise a controlling influence over the management or policies of the Insured.

SECTION 18. CHANGE OR MODIFICATION

      This Bond may only be modified by written Rider forming a part hereof over the signature of the Underwriter's authorized representative. Any Rider which modifies the coverage provided by Insuring Agreement A, Fidelity, in a manner which adversely affects the rights of an Insured Investment Company shall not become effective until at least sixty (60) days after the Underwriter has given written notice thereof to the Securities and Exchange Commission, Washington, D.C., and to each Insured Investment Company affected thereby.

SECTION 19. COMPLIANCE WITH APPLICABLE TRADE AND ECONOMIC SANCTIONS

      This Bond shall not be deemed to provide any coverage, and the Underwriter shall not be required to pay any loss or provide any benefit hereunder, to the extent that the provision of such coverage, payment of such loss or provision of such benefit would cause the Underwriter to be in violation of any applicable trade or economic sanctions, laws or regulations, including, but not limited to, any sanctions, laws or regulations administered and enforced by the U.S. Department of Treasury Office of Foreign Assets Control (OFAC).

SECTION 20. ANTI-BUNDLING

      If any Insuring Agreement requires that an enumerated type of document be Counterfeit, or contain a Forgery or Alteration, the Counterfeit, Forgery, or Alteration must be on or of the enumerated document itself, not on or of some other document submitted with, accompanying or incorporated by reference into the enumerated document.

IN WITNESS WHEREOF, the Underwriter has caused this Bond to be executed on the Declarations Page.


                                       19                            Bond (6/18)

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 1


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020       /S/ SWENITHA NALLI
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that Item 1 of the Declarations, Name of Insured, shall include the following:

  First Trust Advisors LP
  First Trust Portfolios LP
  FT Cayman Subsidiary
  FT Cayman Subsidiary II
  FT Cayman Subsidiary III

  First Trust Series Fund, a series fund consisting of:
      o   First Trust/Confluence Small Cap Value Fund
      o   First Trust Preferred Securities and Income Fund
      o   First Trust Short Duration High Income Fund

  First Trust Variable Insurance Trust, a series fund consisting of:
      o   First Trust Dorsey Wright Tactical Core Portfolio
      o   First Trust/Dow Jones Dividend & Income Allocation Portfolio
      o   First Trust Multi Income Allocation Portfolio

  First Trust Closed-End Funds, a series fund consisting of:
      o   First Trust/Aberdeen Emerging Opportunity Fund
      o   First Trust/Aberdeen Global Opportunity Income Fund
      o   First Trust Dynamic Europe Equity Income Fund
      o   First Trust Energy Income and Growth Fund
      o   First Trust Energy Infrastructure Fund
      o   First Trust Enhanced Equity Income Fund
      o   First Trust High Income Long/Short Fund
      o   First Trust Intermediate Duration Preferred & Income Fund
      o   First Trust MLP and Energy Income Fund
      o   First Trust Mortgage Income Fund
      o   First Trust New Opportunities MLP & Energy Fund
      o   First Trust Senior Floating Rate 2022 Target Term Fund
      o   First Trust Senior Floating Rate Income Fund II
      o   First Trust Specialty Finance & Financial Opportunities Fund
      o Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund

  First Trust Exchange-Traded Fund, a series fund consisting of:
      o   First Trust Capital Strength ETF
      o   First Trust Chindia ETF
      o   First Trust Dorsey Wright People's Portfolio ETF
      o   First Trust Dow 30 Equal Weight ETF
      o   First Trust Dow Jones Internet Index Fund
      o   First Trust Dow Jones Select MicroCap Index Fund
      o   First Trust Lunt U.S. Factor Rotation ETF
      o   First Trust Morningstar Dividend Leaders Index Fund
      o   First Trust NASDAQ-100 Equal Weighted Index Fund
      o   First Trust NASDAQ-100 Ex-Technology Sector Index Fund
      o   First Trust NASDAQ-100-Technology Sector Index Fund
      o   First Trust NASDAQ(R) ABA Community Bank Index Fund
      o   First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund
      o   First Trust Natural Gas ETF
      o   First Trust NYSE Arca Biotechnology Index Fund
      o   First Trust S&P REIT Index Fund
      o   First Trust Total US Market AlphaDEX(R) ETF
      o   First Trust US Equity Opportunities ETF
      o   First Trust Value Line(R) 100 Exchange-Traded Fund
      o   First Trust Value Line(R) Dividend Index Fund
      o   First Trust Water ETF

  First Trust Exchange-Traded AlphaDEX(R) Fund, a series fund consisting of:
      o   First Trust Consumer Discretionary AlphaDEX(R) Fund
      o   First Trust Consumer Staples AlphaDEX(R) Fund
      o   First Trust Energy AlphaDEX(R) Fund
      o   First Trust Financials AlphaDEX(R) Fund
      o   First Trust Health Care AlphaDEX(R) Fund
      o   First Trust Industrials/Producer Durables AlphaDEX(R) Fund
      o   First Trust Large Cap Core AlphaDEX(R) Fund
      o   First Trust Large Cap Growth AlphaDEX(R) Fund
      o   First Trust Large Cap Value AlphaDEX(R) Fund
      o   First Trust Materials AlphaDEX(R) Fund
      o   First Trust Mega Cap AlphaDEX(R) Fund
      o   First Trust Mid Cap Core AlphaDEX(R) Fund
      o   First Trust Mid Cap Growth AlphaDEX(R) Fund
      o   First Trust Mid Cap Value AlphaDEX(R) Fund
      o   First Trust Multi Cap Value AlphaDEX(R) Fund
      o   First Trust Multi Cap Growth AlphaDEX(R) Fund
      o   First Trust Small Cap Core AlphaDEX(R) Fund
      o   First Trust Small Cap Growth AlphaDEX(R) Fund
      o   First Trust Small Cap Value AlphaDEX(R) Fund
      o   First Trust Technology AlphaDEX(R) Fund
      o   First Trust Utilities AlphaDEX(R) Fund

  First Trust Exchange-Traded Fund II, a series fund consisting of:
      o   First Trust BICK Index Fund
      o   First Trust Cloud Computing ETF
      o   First Trust Dow Jones Global Select Dividend Index Fund
      o   First Trust Dow Jones International Internet ETF

      o   First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund
      o   First Trust Global Wind Energy ETF
      o   First Trust Global Engineering and Construction ETF
      o   First Trust Indxx Global Natural Resources Income ETF
      o   First Trust Indxx Global Agriculture ETF
      o   First Trust Indxx NextG ETF
      o   First Trust International Equity Opportunities ETF
      o   First Trust IPOX(R) Europe Equity Opportunities ETF
      o   First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure
          Index Fund
      o   First Trust NASDAQ Global Auto Index Fund
      o   First Trust Nasdaq Cybersecurity ETF
      o   First Trust STOXX(R) European Select Dividend Index Fund

  First Trust Exchange-Traded AlphaDEX(R) Fund II, a series fund consisting of:
      o   First Trust Asia Pacific ex-Japan AlphaDEX(R) Fund
      o   First Trust Australia AlphaDEX(R) Fund
      o   First Trust Brazil AlphaDEX(R) Fund
      o   First Trust Canada AlphaDEX(R) Fund
      o   First Trust China AlphaDEX(R) Fund
      o   First Trust Developed Markets ex-US AlphaDEX(R)  Fund
      o   First Trust Developed Markets ex-US Small Cap AlphaDEX(R) Fund
      o   First Trust Emerging Markets AlphaDEX(R) Fund
      o   First Trust Emerging Markets Small Cap AlphaDEX(R) Fund
      o   First Trust Europe AlphaDEX(R) Fund
      o   First Trust Eurozone AlphaDEX(R) ETF
      o   First Trust Germany AlphaDEX(R) Fund
      o   First Trust Hong Kong AlphaDEX(R) Fund
      o   First Trust India NIFTY 50 Equal Weight ETF
      o   First Trust Japan AlphaDEX(R) Fund
      o   First Trust Latin America AlphaDEX(R) Fund
      o   First Trust South Korea AlphaDEX(R) Fund
      o   First Trust Switzerland AlphaDEX(R) Fund
      o   First Trust United Kingdom AlphaDEX(R) Fund

  First Trust Exchange-Traded Fund III, a series fund consisting of:
      o   First Trust California Municipal High Income ETF
      o   First Trust Emerging Markets Local Currency Bond ETF
      o   First Trust Horizon Managed Volatility Developed International ETF
      o   First Trust Horizon Managed Volatility Domestic ETF
      o   First Trust Institutional Preferred Securities and Income ETF
      o   First Trust Long/Short Equity ETF
      o   First Trust Managed Municipal ETF
      o   First Trust Municipal High Income ETF
      o   First Trust Preferred Securities and Income ETF
      o   First Trust RiverFront Dynamic Asia Pacific ETF
      o   First Trust RiverFront Dynamic Developed International ETF
      o   First Trust RiverFront Dynamic Emerging Markets ETF
      o   First Trust RiverFront Dynamic Europe ETF
      o   First Trust Short Duration Managed Municipal ETF
      o   First Trust Ultra Short Duration Municipal ETF

  First Trust Exchange-Traded Fund IV, a series fund consisting of:
      o   First Trust EIP Carbon Impact ETF
      o   First Trust Enhanced Short Maturity ETF
      o   First Trust Long Duration Opportunities ETF
      o   First Trust Low Duration Opportunities ETF
      o   First Trust North American Energy Infrastructure Fund
      o   First Trust Senior Loan Fund
      o   First Trust Strategic Income ETF
      o   First Trust Tactical High Yield ETF
      o   First Trust SSI Strategic Convertible Securities ETF

  First Trust Exchange-Traded Fund V, a series fund consisting of:
      o   First Trust Managed Futures Strategy Fund

  First Trust Exchange-Traded Fund VI, a series fund consisting of:
      o   Developed International Equity Select ETF
      o   Emerging Markets Equity Select ETF
      o   First Trust BuyWrite Income ETF
      o   First Trust Dorsey Wright DALI 1 ETF
      o   First Trust Dorsey Wright Dynamic Focus 5 ETF
      o   First Trust Dorsey Wright Focus 5 ETF
      o   First Trust Dorsey Wright International Focus 5 ETF
      o   First Trust Dorsey Wright Momentum & Dividend ETF
      o   First Trust Dorsey Wright Momentum & Low Volatility ETF
      o   First Trust Dorsey Wright Momentum & Value ETF
      o   First Trust Hedged BuyWrite Income ETF
      o   First Trust Indxx Innovative Transaction & Process ETF
      o   First Trust Nasdaq Artificial Intelligence and Robotics ETF
      o   First Trust Nasdaq Bank ETF
      o   First Trust NASDAQ Technology Dividend Index Fund
      o   First  Trust Nasdaq Food & Beverage ETF
      o   First Trust Nasdaq Oil & Gas ETF
      o   First Trust Nasdaq Pharmaceuticals ETF
      o   First Trust Nasdaq Retail ETF
      o   First Trust Nasdaq Semiconductor ETF
      o   First Trust Nasdaq Transportation ETF
      o   First Trust RBA American Industrial Renaissance(R) ETF
      o   First Trust Rising Dividend Achievers ETF
      o   First Trust S&P International Dividend Aristocrats ETF
      o   First Trust SMID Cap Rising Dividend Achievers ETF
      o   Large Cap US Equity Select ETF
      o   Mid Cap US Equity Select ETF
      o   Multi-Asset Diversified Income Index Fund
      o   Small Cap US Equity Select ETF
      o   US Equity Dividend Select ETF

  First Trust Exchange-Traded Fund VII, a series fund consisting of:
      o   First Trust Alternative Absolute Return Strategy ETF
      o   First Trust Global Tactical Commodity Strategy Fund

  First Trust Exchange-Traded Fund VIII, a series fund consisting of:
      o   EquityCompass Risk Manager ETF
      o   EquityCompass Tactical Risk Manager ETF
      o   First Trust CEF Income Opportunity ETF
      o   First Trust Low Duration Strategic Focus ETF
      o   First Trust Municipal CEF Income Opportunity ETF
      o   First Trust TCW Opportunistic Fixed Income ETF
      o   First Trust TCW Unconstrained Plus Bond ETF

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.


                                                          RN0001.0-00 (01/02) sp

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 2


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that this Bond (other than Insuring Agreements C and D) does not cover loss resulting from or in connection with any business, activities, or acts or omissions of (including services rendered by) any Insured which is not an Insured Fund ("Non-Fund") or any Employee of a Non-Fund, except loss, otherwise covered by the terms of this Bond, resulting from or in connection with

      (1) services rendered by a Non-Fund to an Insured Fund, or to shareholders of such Fund in connection with the issuance, transfer, or redemption of their Fund shares; or

      (2) Investment Advisory Services rendered by a Non-Fund to an investment advisory client of such Non-Fund; or

      (3) in the case of a Non-Fund substantially all of whose business is rendering the services described in (1) or (2) above, the general business, activities or operations of such Non-Fund, excluding (a) the rendering of services (other than those described in (1) or (2) above) to any person, or (b) the sale of goods or property of any kind.

It is further understood and agreed that with respect to any Non-Fund, Insuring Agreements C and D only cover loss of Property which a Non-Fund uses or holds, or in which a Non-Fund has an interest, in each case wholly or partially in connection with the rendering of services described in (1) or (2) above.

As used herein, "Investment Advisory Services" means (a) advice with respect to the desirability of investing in, purchasing or selling securities or other property, including the power to determine what securities or other property shall be purchased or sold, but not including furnishing only statistical and other factual information (such as economic factors and trends); and (b) the provision of financial, economic or investment management services, but only if ancillary and related to the advice referred to in clause (a) above.

For purposes of this Rider, Investment Advisory Services shall not include Personal Financial Planning Services.

It is further understood and agreed that as used herein, "Personal Financial Planning Services" means the provision of financial plans to individuals for compensation and the provision of services related thereto, and may include specific recommendations for the implementation of such plans and advice with respect to tax planning, retirement planning, estate planning, insurance planning, budgeting and cash management, or similar types of financial advice, but not including solely Investment Advisory Services.

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.


                                                          RN0003.1-02 (01/02) sp

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 3


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that notwithstanding anything to the contrary in this Bond, this Bond shall not cover loss resulting from or in connection with the discretionary voting by any Insured of securities owned or held by any client of such Insured, where such securities are issued by (1) such Insured, or (2) any entity controlling, controlled by, or under common control with such Insured, ("Affiliated Entity"), or (3) any Fund to which such Insured or any Affiliated Entity provides any services.

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.


                                                          RN0012.0-01 (01/02) sp

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 4


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that the Deductible Amount for Insuring Agreement E, Forgery or Alteration, and Insuring Agreement F, Securities, shall not apply with respect to loss through Forgery of a signature on the following documents:

      (1) letter requesting redemption of $50,000 or less payable by check to the Shareholder of Record and sent to an Authorized Address; or

      (2) letter requesting redemption of $50,000 or less by wire transfer to the Shareholder of Record of an Authorized Bank Account; or

      (3) written request to a trustee or custodian for a Designated Retirement Account ("DRA") which holds shares of an Insured Fund, where such request (a) purports to be from or at the instruction of the Owner of such DRA, and (b) directs such trustee or custodian to transfer $50,000 or less from such DRA to a trustee or custodian for another DRA established for the benefit of such Owner;

provided, that the Limit of Liability for a Single Loss as described above shall be $50,000 and that the Insured shall bear 20% of each such loss. This Rider shall not apply in the case of any such Single Loss which exceeds $50,000; in such case the Deductible Amounts and Limits of Liability set forth in Item 3 of the Declarations shall control.

For purposes of this Rider:

      (A) "Designated Retirement Account" means any retirement plan or account described or qualified under the Internal Revenue Code of 1986, as amended, or a subaccount thereof.

      (B) "Owner" means the individual for whose benefit the DRA, or a subaccount thereof, is established.

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.


                                                          RN0027.0-02 (07/18) nb

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 5


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that this Bond does not cover any loss resulting from or in connection with the acceptance of any Third Party Check, unless

      (1) such Third Party Check is used to open or increase an account which is registered in the name of one or more of the payees on such Third Party Check, and

      (2) reasonable efforts are made by the Insured, or by the entity receiving Third Party Checks on behalf of the Insured, to verify all endorsements on all Third Party Checks made payable in amounts greater than $100,000 (provided, however, that the isolated failure to make such efforts in a particular instance will not preclude coverage, subject to the exclusions herein and in the Bond), and then only to the extent such loss is otherwise covered under this Bond.

For purposes of this Rider, "Third Party Check" means a check made payable to one or more parties and offered as payment to one or more other parties.

It is further understood and agreed that notwithstanding anything to the contrary above or elsewhere in the Bond, this Bond does not cover any loss resulting from or in connection with the acceptance of a Third Party Check where:

      (1) any payee on such Third Party Check reasonably appears to be a corporation or other entity; or

      (2) such Third Party Check is made payable in an amount greater than $100,000 and does not include the purported endorsements of all payees on such Third Party Check.

It is further understood and agreed that this Rider shall not apply with respect to any coverage that may be available under Insuring Agreement A, "Fidelity."


Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.


                                                          RN0030.0-01 (01/02) sp

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 6


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

Most property and casualty insurers, including ICI Mutual Insurance Company, a Risk Retention Group ("ICI Mutual"), are subject to the requirements of the Terrorism Risk Insurance Act of 2002, as amended (the "Act"). The Act establishes a federal insurance backstop under which ICI Mutual and these other insurers may be partially reimbursed by the United States Government for future "INSURED LOSSES" resulting from certified "ACTS OF TERRORISM." (Each of these BOLDED TERMS is defined by the Act.) The Act also places certain disclosure and other obligations on ICI Mutual and these other insurers.

Pursuant to the Act, any future losses to ICI Mutual caused by certified "ACTS OF TERRORISM" may be partially reimbursed by the United Sates government under a formula established by the Act. Under this formula, the United States government would generally reimburse ICI Mutual for the Federal Share of Compensation of ICI Mutual's "INSURED LOSSES" in excess of ICI Mutual's "INSURER DEDUCTIBLE" until total "INSURED LOSSES" of all participating insurers reach $100 billion (the "Cap on Annual Liability"). If total "INSURED LOSSES" of all property and casualty insurers reach the Cap on Annual Liability in any one calendar year, the Act limits U.S. Government reimbursement and provides that the insurers will not be liable under their policies for their portions of such losses that exceed such amount. Amounts otherwise payable under this Bond may be reduced as a result.

This Bond has no express exclusion for "ACTS OF TERRORISM." However, coverage under this Bond remains subject to all applicable terms, conditions, and limitations of the Bond (including exclusions) that are permissible under the Act.

The portion of the premium that is attributable to any coverage potentially available under the Bond for "ACTS OF TERRORISM" is one percent (1%) and does not include any charges for the portion of loss that may be covered by the U.S. Government under the Act

As used herein, "Federal Share of Compensation" shall mean 85% in calendar year 2015 and shall be reduced by 1% per calendar year until equal to 80%.

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.


                                                          RN0053.1-00 (07/18) sp

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 7


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that the Underwriter will use its best efforts to notify the Financial Industry Regulatory Authority, Inc. within 30 days in the event the Bond is substantially modified, terminated or canceled.

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.


                                                          RN0025.0-02 (10/08) sp

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 8


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that no action involving any Foreign Entity as a party, or otherwise relating to any Foreign Entity may be brought against the Underwriter anywhere other than in a court within the State of Vermont in the United States of America. In the case of any such action, this Bond shall be governed by and construed and enforced only in accordance with (1) the internal laws of the State of Vermont (without reference to choice of law doctrine applicable in such state); and (2) the English text as it appears in this Bond.

It is further understood and agreed that as used in Insuring Agreement E., Forgery or Alteration, Sections 1.N(5), 2.E, and 2.O of, and Rider No. 2 to this Bond only, the term "Fund" or "Investment Company," shall be deemed to include the Foreign Funds.

It is further understood and agreed that as used in Insuring Agreement B., Audit Expense, Insuring Agreement F., Securities and Section 2.E of this Bond only, the term "Self Regulatory Organization" shall be deemed to include any association or organization of investment advisers or securities dealers registered or authorized under the securities laws of any government or any securities exchange registered with any government.

It is further understood and agreed that notwithstanding Section 16 or any other provision of this Bond, this Bond shall terminate immediately as to any Foreign Entity without prior notice to such Foreign Entity:

      (1) if there is a change in control (as defined in Section 16 of this Bond) of such Foreign Entity by transfer of its outstanding voting securities or otherwise, or

      (2) if such Foreign Entity shall merge or consolidate with an entity such that the Foreign Entity is the surviving entity, or purchase or otherwise acquire any other entity or substantially all the assets of another entity, or acquire or create a subsidiary or separate investment portfolio, unless, prior to such change in control, or merger or consolidation, or purchase, or acquisition or creation, respectively ("Event"), the Foreign Entity notifies the Underwriter in writing of the impending Event and the Underwriter, in its sole discretion, determines to continue the Bond upon such terms and conditions as the Underwriter may deem appropriate.

As used herein, "Foreign Entity" shall mean:

      all Foreign Funds

As used herein, "Foreign Funds" shall mean:

      FT Cayman Subsidiary
      FT Cayman Subsidiary II
      FT Cayman Subsidiary III

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.


                                                         RN00014.0-02 (06/18) nb

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 9


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that the Underwriter shall use its best efforts to enter into an agreement with each Facultative Reinsurer on this Bond, regarding the Insureds' rights against such Facultative Reinsurer ("Cut Through Agreement"), in substantially the form(s) previously reviewed and agreed to by the Insureds.

It is further understood and agreed that as used in this rider, "Facultative Reinsurer" means any entity providing reinsurance for this Bond to the Underwriter on a facultative basis (and always excluding any entity providing reinsurance for this Bond to the Underwriter pursuant to treaty).

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of this Bond other than as above stated.


                                                        RNM0011.0-00-516 (12/11)

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 10


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that notwithstanding Section 2.Q of this Bond, this Bond is amended by adding an additional Insuring Agreement J as follows:

      J.    COMPUTER SECURITY

Loss (including loss of Property) resulting directly from Computer Fraud; provided, that the Insured has adopted in writing and generally maintains and follows during the Bond Period all Computer Security Procedures. The isolated failure of the Insured to maintain and follow a particular Computer Security Procedure in a particular instance will not preclude coverage under this Insuring Agreement, subject to the specific exclusions herein and in the Bond.

      1. Definitions. The following terms used in this Insuring Agreement shall have the following meanings:

            a. "Authorized User" means any person or entity designated by the Insured (through contract, assignment of User Identification, or otherwise) as authorized to use a Covered Computer System, or any part thereof. An individual who invests in an Insured Fund shall not be considered to be an Authorized User solely by virtue of being an investor.

            b. "Computer Fraud" means the unauthorized entry of data into, or the deletion or destruction of data in, or change of data elements or programs within, a Covered Computer System which:

                  (1) is committed by any Unauthorized Third Party anywhere, alone or in collusion with other Unauthorized Third Parties; and

                  (2) is committed with the conscious manifest intent (a) to cause the Insured to sustain a loss, and (b) to obtain financial benefit for the perpetrator or any other person; and

                  (3) causes (x) Property to be transferred, paid or delivered; or (y) an account of the Insured, or of its customer, to be added, deleted, debited or credited; or
                        (z) an unauthorized or fictitious account to be debited or credited.

            c. "Computer Security Procedures" means procedures for prevention of unauthorized computer access and use and administration of computer access and use as provided in writing to the Underwriter.

            d. "Covered Computer System" means any Computer System as to which the Insured has possession, custody and control.

            e. "Unauthorized Third Party" means any person or entity that, at the time of the Computer Fraud, is not an Authorized User.

            f. "User Identification" means any unique user name (i.e., a series of characters) that is assigned to a person or entity by the Insured.

      2. Exclusions. It is further understood and agreed that this Insuring Agreement J shall not cover:

            a. Any loss covered under Insuring Agreement A, "Fidelity," of this Bond; and

            b. Any loss resulting from the intentional failure to adhere to one or more Computer Security Procedures; and

            c. Any loss resulting from a Computer Fraud committed by or in collusion with:

                  (1) any Authorized User (whether a natural person or an entity); or

                  (2)   in the case of any Authorized User which is an entity,
                        (a) any director, officer, partner, employee or agent of such Authorized User, or (b) any entity which controls, is controlled by, or is under common control with such Authorized User ("Related Entity"), or (c) any director, officer, partner, employee or agent of such Related Entity; or

                  (3) in the case of any Authorized User who is a natural person, (a) any entity for which such Authorized User is a director, officer, partner, employee or agent ("Employer Entity"), or (b) any director, officer, partner, employee or agent of such Employer Entity, or
                        (c) any entity which controls, is controlled by, or is under common control with such Employer Entity ("Employer-Related Entity"), or (d) any director, officer, partner, employee or agent of such Employer-Related Entity;

                  and

            d. Any loss resulting from physical damage to or destruction of any Covered Computer System, or any part thereof, or any data, data elements or media associated therewith; and

            e. Any loss resulting from Computer Fraud committed by means of wireless access to any Covered Computer System, or any part thereof, or any data, data elements or media associated therewith; and

            f. Any loss not directly and proximately caused by Computer Fraud (including, without limitation, disruption of business and extra expense); and

            g. Payments made to any person(s) who has threatened to deny or has denied authorized access to a Covered Computer System or otherwise has threatened to disrupt the business of the Insured.

For purposes of this Insuring Agreement, "Single Loss," as defined in Section 1.EE of this Bond, shall also include all loss caused by Computer Fraud(s) committed by one person, or in which one person is implicated, whether or not that person is specifically identified. A series of losses involving unidentified individuals, but arising from the same method of operation, may be deemed by the Underwriter to involve the same individual and in that event shall be treated as a Single Loss.

It is further understood and agreed that nothing in this Rider shall affect the exclusion set forth in Section 2.O of this Bond.

Coverage under this Insuring Agreement shall terminate upon termination of this Bond. Coverage under this Insuring Agreement may also be terminated without terminating this Bond as an entirety:

      (a) by written notice from the Underwriter not less than sixty (60) days prior to the effective date of termination specified in such notice; or

      (b)   immediately by written notice from the Insured to the Underwriter.

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.


                                                          RN0019.0-04 (07/18) nb

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 11


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that, notwithstanding anything to the contrary in General Agreement A of this Bond, Item 1 of the Declarations shall include any Newly Created Investment Company or portfolio, provided that the Insured shall submit to the Underwriter, at least annually, a list of all Newly Created Investment Companies or portfolios, the estimated annual assets of each Newly Created Investment Company or portfolio.

For purposes of this Rider, Newly Created Investment Company or portfolio shall mean any Investment Company or portfolio declared effective by the U.S. Securities & Exchange Commission after the inception date of this Bond which is advised, distributed or administered by any Insured which is not an Insured Fund ("Non-Fund") and for which such Non-Fund has the responsibility of placing fidelity bond coverage.

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.


                                                        RNV0033.0-00-516 (08/18)

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 12


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

OCTOBER 9, 2019   OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

                            SOCIAL ENGINEERING FRAUD

In consideration of the premium charged for this Bond, it is hereby understood and agreed that this Bond is amended by adding an additional Insuring Agreement M, as follows:

      M.    Social Engineering Fraud

Loss resulting directly from the Insured, in good faith, transferring, paying, or delivering money from its own account as a direct result of a Social Engineering Fraud;

PROVIDED, that the entity receiving such request generally maintains and follows during the Bond Period all Social Engineering Security Procedures.

The Limit of Liability for a Single Loss under this Insuring Agreement M shall be the lesser of (a) 50% of the amount by which such Single Loss exceeds the Deductible Amount or (b) $1,000,000 (One Million Dollars), and the Insured shall bear the remainder of any such Single Loss. The Deductible Amount for this Insuring Agreement M is $50,000 (Fifty Thousand Dollars).

Notwithstanding any other provision of this Bond, the aggregate Limit of Liability under this Bond with respect to any and all loss or losses under this Insuring Agreement M shall be $1,000,000 (One Million Dollars) for the Bond Period, irrespective of the total amount of such loss or losses.

This Insuring Agreement M does not cover loss covered under any other Insuring Agreement of this Bond.

It is further understood and agreed that for purposes of this rider:

      1. "Communication" means an instruction that (a) directs an Employee to transfer, pay, or deliver money from the Insured's own account, (b) contains a material misrepresentation of fact, and (c) is relied upon by the Employee, believing it to be true.

      2. "Social Engineering Fraud" means the intentional misleading of an Employee through the use of a Communication, where such
            Communication:

            (a) is transmitted to the Employee in writing, by voice over the telephone, or by Electronic Transmission;

            (b) is made by an individual who purports to be (i) an Employee who is duly authorized by the Insured to instruct another Employee to transfer, pay, or deliver money, or (ii) an officer or employee of a Vendor who is duly authorized by the Insured to instruct an Employee to transfer, pay, or deliver money; ands

            (c) is unauthorized, dishonest or fraudulent and is made with the manifest intent to deceive.

      3. "Social Engineering Security Procedures" means security procedures intended to prevent Social Engineering Fraud as set forth in the Application and/or as otherwise provided in writing to the Underwriter.

      4. "Vendor" means any entity or individual that provides goods or services to the Insured under a pre-existing, written agreement.

Except as above stated, nothing herein shall be held to alter, waive, or extend any of the terms of this Bond.


                                                          RN0054.0-00 (07/18) nb

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 13


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

See below         OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that Item 1 of the Declarations, Name of Insured, shall include the following as of the effective date indicated:

 FUND NAME                                                        EFFECTIVE DATE
    o FT Cboe Vest U.S. Equity Buffer ETF - August              November 6, 2019
    o FT Cboe Vest U.S. Equity Deep Buffer ETF - August         November 6, 2019
    o FT Cboe Vest U.S. Equity Buffer ETF - November           November 15, 2019
    o FT Cboe Vest U.S. Equity Deep Buffer ETF - November      November 15, 2019
    o First Trust Active Factor Small Cap ETF                   December 4, 2019
    o First Trust Active Factor Mid Cap ETF                     December 4, 2019
    o First Trust Active Factor Large Cap ETF, each a           December 4, 2019
         series fund of:
 First Trust Exchange-Traded Fund VIII

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of this policy other than as above stated.


                                                           RN0001.1-00 (1/02) sp

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 14


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

FEBRUARY 5, 2020      OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================


In consideration of the premium charged for this Bond, it is hereby understood and agreed that Item 1 of the Declarations, Name of Insured, shall include the following as of the effective date indicated:

       o First Trust Merger Arbitrage ETF, a series fund of:
    First Trust Exchange-Traded Fund III

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of this policy other than as above stated.


                                                           RN0001.1-00 (1/02) sp

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 15


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

JANUARY 31, 2020      OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================


In consideration of the premium charged for this Bond, it is hereby understood and agreed that the Limit of Liability for the following Insuring Agreements is hereby amended, effective January 31, 2020, to be:

                                                          Limit of
                                                          ---------
                                                          Liability
                                                          ---------

 Insuring Agreement A-   FIDELITY                        $34,000,000
 Insuring Agreement C-   ON PREMISES                     $34,000,000
 Insuring Agreement D-   IN TRANSIT                      $34,000,000
 Insuring Agreement E-   FORGERY OR ALTERATION           $34,000,000
 Insuring Agreement F-   SECURITIES                      $34,000,000
 Insuring Agreement G-   COUNTERFEIT CURRENCY            $34,000,000
 Insuring Agreement J-   COMPUTER SECURITY               $34,000,000

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.


                                                          RN0004.0-02 (10/08) sp

                         ICI MUTUAL INSURANCE COMPANY,
                             A RISK RETENTION GROUP

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 16


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

FIRST TRUST EXCHANGE-TRADED FUND                                       99516119B
--------------------------------------------------------------------------------
EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE

FEBRUARY 21, 2020     OCTOBER 9, 2019 TO OCTOBER 9, 2020      /S/ SWENITHA NALLI
================================================================================


In consideration of the premium charged for this Bond, it is hereby understood and agreed that Item 1 of the Declarations, Name of Insured, shall include the following as of the effective date indicated:

         o FT Cboe Vest U.S. Equity Buffer ETF - February
         o FT Cboe Vest U.S. Equity Deep Buffer ETF - February, each a series fund of:
      First Trust Exchange-Traded Fund VIII

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of this policy other than as above stated.


                                                          RN0001.1-00 (1/02) sp